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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             SNB Bancshares, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[X]  No fee required

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:

                       SNB Bancshares, Inc.

                                                            March 29, 2000









Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held on April 27, 2000, in Macon, Georgia, at the time and place shown in the attached notice. In addition to considering the matters described in the proxy statement, we will review for you our 1999 business results and discuss other matters of interest to our shareholders.


We hope you can attend the meeting in person, but even if you plan to do so, we encourage you to vote your shares ahead of time by using the enclosed proxy card. This will ensure that your SNB stock will be represented at the meeting. If you attend the meeting and prefer to vote in person, you may do so. The attached proxy statement explains more about proxy voting. Please read it carefully.

 We are enclosing in this package a copy of our 1999 Annual Report for your review. We look forward to seeing you at our annual meeting on April 27, 2000.



                                                      Sincerely,

                                                      Robert C. Ham
                                                      Chairman of the Board

                      NOTICE OF ANNUAL MEETING OF
                           SHAREHOLDERS OF
                         SNB BANCSHARES, INC.


	DATE:	Thursday, April 27, 2000

	TIME:	6:00 p.m.

	PLACE:	Ballroom
		Macon Centreplex
		200 Coliseum Drive
		Macon, Georgia


MATTERS TO BE VOTED ON:

-  PROPOSAL:     Election of four directors.


-  Any other matters that may be properly brought before the meeting.




Only shareholders of record at the close of business on March 15, 2000 may vote at the meeting.

Your vote is important. Please complete, sign, date, and return your proxy card promptly in the enclosed envelope.




                                          By Order of The Board of Directors,



Macon, Georgia                             Jackie H. Miller
March 29, 2000                             Secretary

                           SNB BANCSHARES, INC.
                           2918 Riverside Drive
                              P. O. Box 4748
                           Macon, Georgia 31208
                              (912) 722-6200


                           PROXY STATEMENT
                                 FOR
                   ANNUAL MEETING OF SHAREHOLDERS

                     TO BE HELD April 27, 2000

This proxy statement is furnished to the shareholders of SNB Bancshares, Inc. in connection with the solicitation of proxies by our board of directors to be voted at the 2000 Annual Meeting of Shareholders and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held on Thursday, April 27, 2000 in the Ballroom of the Macon Centreplex,
200 Coliseum Drive, Macon, Georgia at 6:00 p.m.



The approximate date on which this proxy statement and the accompanying proxy card are first being sent or given to shareholders is March 29, 2000.




As used in this proxy statement, the terms SNB, Company, we, our and us all refer to SNB Bancshares, Inc. and its subsidiaries.




                               VOTING

GENERAL


The securities that can be voted at the Annual Meeting consist of SNB's $1 par value common stock ("SNB stock") with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of SNB stock who are entitled to notice of and to vote at the Annual Meeting is March 15, 2000. On this record date, 3,340,624 shares of SNB stock were outstanding and eligible to be voted.


QUORUM AND VOTE REQUIRED


The presence, in person or by proxy, of a majority of the outstanding shares of SNB stock is necessary to constitute a quorum at the Annual Meeting. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against" as well as all abstentions (including votes to withhold authority to vote) will be counted.

In voting for the proposal to elect four directors, you may vote in favor of all nominees or withhold your votes as to all or as to specific nominees. The vote required to approve the proposal is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. Any other matter that may be submitted to shareholders will be determined by a majority of the votes cast at the meeting. Votes withheld and broker non-votes will not be counted and will have no effect.

Our SNB directors and executive officers hold 815,008 shares of SNB stock, or approximately 24.04% of all outstanding stock, and we believe that all of those shares will be voted in favor of all proposals.

PROXIES

All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. You should specify your choices on the proxy card. IF NO SPECIFIC INSTRUCTIONS
ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON,
THE SHARES REPRESENTED BY A SIGNED PROXY CARD WILL BE
VOTED "FOR" THE PROPOSALS LISTED ON THE PROXY CARD. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted by giving written notice to Ms. Jackie H. Miller, Secretary of the board of directors, SNB Bancshares, Inc., P.O. Box 4748, Macon, Georgia 31208, by delivering a later dated proxy card, or by voting in person at the Annual Meeting.

We will pay all expenses incurred in the solicitation of proxies. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of stock held in their names. Registrar and Transfer Company, our registered transfer agent, will assist in soliciting proxies on a fee basis including out-of-pocket costs. Solicitation also may take place by mail, telephone and personal contact by our directors and executive officers without additional compensation.

PROPOSAL - ELECTION OF DIRECTORS


Our board of directors consists of thirteen members, twelve of whom are non-employee directors. The other director is our President and Chief Executive Officer. Our articles of incorporation provide that the board shall be divided into three classes, as nearly equal in number as possible, and that the board shall consist of not less than five members and not more than twenty-five members, with the exact number to be fixed from time to time by the board or the shareholders. The term of office of one of the classes of directors expires each year, and a new class of directors is elected each year by the shareholders for a term of three years and until their successors are elected and qualified.

At its January, 2000 meeting, the SNB board raised the fixed number of board members from twelve to thirteen, and appointed Lee Greene, Jr. to fill the new board position. Mr. Greene's term will expire in 2002. More information on Mr. Greene can be found in other sections of these proxy materials.

The board has nominated the following persons for submission to the shareholders for election to a three-year term expiring at the 2003 meeting:

   Robert C. Ham
   Robert T. Mullis
   H. Cullen Talton, Jr.
   Joe E. Timberlake, III

Each of these nominees is currently a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE "FOR" THE PROPOSAL TO ELECT THE FOUR NOMINEES
NAMED ABOVE.


Each of the nominees has consented to serve if elected. If any nominee should be unavailable to serve for any reason, the board may designate a substitute nominee (in which event the persons named as proxies will vote the shares represented by all valid proxy cards for the election of such substitute nominee), allow the vacancy to remain open until a suitable candidate is located, or reduce the number of directors.

NOMINEES FOR TERMS EXPIRING IN 2003:


ROBERT C. HAM, age 70, has been the Chairman of the board of directors of SNB and Security Bank of Bibb County, SNB's subsidiary bank in Macon, Georgia ("SB-Bibb") since the inception of both companies. He is the past President and Chief Executive Officer of SNB and SB-Bibb. Mr. Ham organized the founding group who chartered SB-Bibb in 1988.

 ROBERT T. MULLIS, age 57, holds ownership interests in Diamond Waste,
Inc., RTM Industries, Inc. and Melrose Holdings, Inc., companies that are involved in the solid waste industry and in real estate holdings. Mr. Mullis has been a director of SNB and SB-Bibb since the founding of both companies.

H. CULLEN TALTON, JR., age 67, is the sheriff of Houston County, Georgia and a real estate developer. He has been a director of SNB since August, 1998 and a director of Security Bank of Houston County, the Company's subsidiary bank in Perry and Warner Robins, Georgia ("SB-Houston") since its founding.

JOE E. TIMBERLAKE, III, age 59, is the retired President of Timberlake Grocery Company in Macon, Georgia. He has been a director of SNB and SB-Bibb since the founding of both companies.


CONTINUING DIRECTORS - TERMS EXPIRING IN 2002:


EDWARD M. BECKHAM, II, age 61, is a partner in Beckham Bros.
Distribution, a BP Oil distributor that supplies petroleum products to wholesale and retail customers in the middle Georgia area. He is also a partner in Beckham Bros., which is a real estate and agricultural company. He has served as a director of SNB since August, 1998. He has also been a director of SB-Houston since its founding.

 ALFORD C. BRIDGES, age 61, is President and Chief Executive Officer of Whiteway Development Corporation d/b/a Appling Brothers, a grading, paving and construction company in Macon, Georgia. Mr. Bridges has served as a director of SNB and SB-Bibb since the founding of both companies.

LEE GREENE, JR., age 79, is the retired past owner and President of Greene Plumbing & Heating Co., Inc. in Macon, Georgia. He is also
President of Ashburn Developers Inc., dealing with apartment rentals. He is a founding director of SB-Bibb and was elected to the SNB board in January 2000.

BOBBY STALNAKER, age 50, is former co-owner and President of Stalnaker Plastics, Inc., a manufacturing company in Warner Robins, Georgia. He has been a director of SNB since August 1998, and a director of SB-Houston since 1996.

 RICHARD W. WHITE, JR., age 46, is President and part owner of White Brothers Warehouse, Inc., a wholesale distributor of auto parts in Macon, Georgia. He has been a director of SNB and SB-Bibb since the founding of both companies.


CONTINUING DIRECTORS - TERMS EXPIRING IN 2001:

BENJAMIN W. GRIFFITH, III, age 47, is President and owner of Southern
Pine Plantations, Inc., a Macon based real estate development and timberland company. Mr. Griffith also holds ownership interests in various other timber, mining and real estate investments in the southeast. He is Vice Chairman of the SNB board and has been a director of SNB and SB-
Bibb since the founding of both companies.

BEN G. PORTER, age 66, owns Snelling Personnel Services in Macon,
Georgia. He retired from Charter Medical Corporation in 1988, where he served as Senior Vice President and President of Charter Medical
International. He is the former owner of Piedmont Communications. He has been a director of SNB and SB-Bibb since 1996.

H. AVERETT WALKER, age 46, served as President and Chief Operating Officer of SNB and SB-Bibb from January, 1996 through December, 1996. He now serves as President and Chief Executive Officer.

His banking careerincludes over two years with Bank South as Middle Georgia Regional President in Macon, and ten years with NationsBank, now Bank of America, including positions as Regional President in Albany/Moultrie and President in LaGrange. He has been a director of SNB and SB-Bibb since 1996.

LARRY WALKER, age 57, has been the Georgia state representative for the 141st District (Houston County) since 1972. He serves as House Majority Leader. Mr. Walker is an attorney with the firm of Walker, Hulbert, Gray & Byrd in Perry, Georgia. He has been a director of SNB since August, 1998 and a director of SB-Houston since its founding.

 MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


Our board of directors conducts regular meetings, generally on a monthly basis. Our board of directors met thirteen times during 1999. Nine of the SNB directors also serve on the board of SB-Bibb. The other four SNB directors also serve on the SB-Houston board. Both subsidiary bank boards conduct some of their business through various board committees as described below. Each of our directors attended at least 75% of the meetings of the full boards and of the committees on which he serves except Larry Walker, who attended 52% of such meetings; Ben G. Porter, who attended 72% of such meetings; and Lee Greene, Jr., who attended
73% of such meetings.

SUBSIDIARY BANK BOARDS:
SNB directors Bridges, Greene, Griffith, Ham, Mullis, Porter, Timberlake, H. Averett Walker, and White also serve as directors of SB-Bibb. During 1999, the SB-Bibb board held twelve regular meetings.
SNB directors Beckham, Stalnaker, Talton and Larry Walker also serve as directors of SB-Houston. During 1999, the SB-Houston board held twelve regular meetings.

BOARD COMMITTEES:
The Company has established various joint committees, comprised of several board members from each of the two subsidiary banks, to conduct and coordinate the Company's business. These joint committees oversee audit, investment, data processing, risk management, marketing and building programs. The two banks also maintain separate committees to oversee other functions including lending and personnel.

AUDIT COMMITTEE.    The joint SNB Audit Committee is responsible for
overseeing audit functions, development and implementation of a written audit policy, review of federal and state examinations, evaluation of internal controls and overseeing compliance with all audits and examinations required by law. SNB board members Beckham, Ham, Griffith, Mullis, and
H. Averett Walker served on the Audit Committee during 1999, along with other members from the boards of both subsidiary banks. The Audit
Committee held two meetings during 1999.

PERSONNEL COMMITTEES.    Each subsidiary bank maintains a Personnel
Committee. These Personnel Committees establish compensation for the executive officers and management of the banks, review the selection and hiring of key officers, oversee the administration of employee benefit programs and set guidelines for compensation for all employees. SNB board members who served on the SB-Bibb Personnel Committee in 1999 were Ham, Griffith, Mullis, Porter, Timberlake, and H. Averett Walker. SNB directors Beckham, Stalnaker and Larry Walker also served on the SB-Houston Personnel Committee during 1999. Each of these two bank committees held two meetings during 1999.

DIRECTOR COMPENSATION

Directors receive $300 per month for their service as SNB directors. Prior to October 1998, SNB paid no fees to its directors. SB-Bibb pays $400 to each of its directors for their service as SB-Bibb directors. SNB and SB-Bibb pay their monthly director fees regardless of attendance records. SB-Bibb does not pay additional fees for any committee meetings. SB-Houston pays its directors $300 per month for each regular board meeting, plus $50 per meeting for committee attendance. The SB-Houston directors are paid only if they attend meetings. No annual bonuses or other plans or perquisites are provided to directors of SNB or the two banks. During the year 1999, we paid a total of $186,750 in director fees.

                             STOCK OWNERSHIP

PRINCIPAL SHAREHOLDERS

There are no shareholders of SNB stock who hold more than 5% of the outstanding shares.

DIRECTORS AND EXECUTIVE OFFICERS

The following table shows information as of March 15, 2000 regarding the ownership of SNB stock by each SNB director (including nominees for director), by the two executive officers of SNB named in the Summary Compensation Table on page 6, and by all SNB directors and executive officers as a group.

                                               Shares
                                            Beneficially
       Name               Position            Owned (1)       Percent of Class
------------------------------------------------------------------------------

Edward M. Beckham, II     Director              33,800              1.00%

Alford C. Bridges         Director              61,200              1.80%

Richard C. Collinsworth   Executive Officer     13,033(2)           0.38%

Lee Greene, Jr.           Director              39,600              1.17%

Benjamin W. Griffith, III Director              95,315              2.81%

Robert C. Ham             Director & Nominee    64,025              1.89%

Robert T. Mullis          Director & Nominee   166,455(3)           4.91%

Ben G. Porter             Director              69,750              2.06%

Bobby Stalnaker           Director               6,970(4)           0.21%

H. Cullen Talton, Jr.     Director & Nominee    14,500              0.43%

Joe E. Timberlake, III    Director & Nominee   104,623(5)           3.09%

H. Averett Walker         Director &
                          Executive Officer     49,810(6)           1.47%

Larry Walker              Director              14,266(7)           0.42%

Richard W. White, Jr.     Director              41,561(8)           1.23%

All directors and executive
officers as a group                            815,008             24.04%
(16 persons)

(1) This table is based upon information furnished to us by the persons listed above. Included are shares of SNB stock that may be acquired within 60 days of March 15, 2000 upon the exercise of vested stock options.
Unless otherwise indicated, the persons listed in the tables have sole voting and investment power with regard to the shares shown as owned by such persons.

(2) Includes 10,000 stock option shares that can be acquired within 60 days of March 15, 2000.

(3) Includes 132,747 shares held directly by Mr. Mullis; 10,240 shares held by a broker as custodian for Mr. Mullis; 6,086 shares held jointly with Michael C. Griffin; and 17,382 shares for which Mr. Mullis holds a power of attorney. Mr. Mullis disclaims beneficial ownership for the shares held jointly with Mr. Griffin and the shares for which he holds a power of attorney.


(4) Includes 870 shares held by Mr. Stalnaker's wife.

(5) Includes 11,192 shares held by Mr. Timberlake as trustee for revocable family trusts; 6,701 shares held by a broker as custodian for Mr. Timberlake; and 400 shares held in a brokerage account in the name of Mr. Timberlake as trustee for a revocable family trust.

(6) Includes 11,510 shares held in Mr. H. Averett Walker's IRA account, and
15,000 in stock option   shares that can be acquired within 60 days of March
15, 2000.


(7) Includes 295 shares held by Mr. Larry Walker's wife.

(8) Includes 15,750 shares held jointly with Mr. White's wife.


The following table contains certain information about executive officers of SNB who are not directors. All executive officers of SNB do not hold office for a fixed term but may be removed by the board of directors with or without cause.


                                                               Shares
Name and Address             Age     Positions Held     Beneficially Owned (1)
------------------------------------------------------------------------------
Richard A. Collinsworth      50     Executive Vice President       13,033  (2)
Macon, Georgia                      SNB and SB-Bibb

Shirley D. Jackson           62     Senior Vice President          24,400  (3)
Macon, Georgia                      SNB and SB-Bibb

Michael T. O'Dillon          45     Senior Vice President,         15,700  (4)
Forsyth, Georgia                    Treasurer & CFO, SNB;
                                    Senior Vice President
                                    & Cashier, SB-Bibb


(1) This table is based upon information furnished to us by the persons listed above. Included are shares of SNB stock that may be acquired within 60 days of March 15, 2000 upon the exercise of vested stock options.
Unless otherwise indicated, the persons listed in the tables have sole voting and investment power with regard to the shares shown as owned by such persons.

(2) Mr. Collinsworth is also listed separately above in the table of directors and named executive officers. Includes 10,000 stock option shares that can be acquired within 60 days of March 15, 2000.

(3) Includes 10,000 stock options shares that can be acquired within 60 days of March 15, 2000.

(4) Includes 10,000 stock option shares that can be acquired within 60 days of March 15, 2000.

RICHARD A. COLLINSWORTH, age 50,  has served as Executive Vice
President of SNB and SB-Bibb since January 1996. Prior to joining the Company, he was City Commercial Banking Manager for Bank South in
Macon in 1995. His twenty-seven year banking background includes positions at NationsBank, now Bank of America, in North Carolina and Texas and at Henderson National Bank in Huntsville, Alabama. His responsibilities have included commercial lending, credit administration, marketing, internal reorganizations and product development.

SHIRLEY D. JACKSON, age 62, was one of three founding executive officers of SB-Bibb in 1988, and currently serves as Senior Vice President of SNB and SB-Bibb with responsibilities in commercial lending. Her thirty-eight year banking background includes employment at Central Bank of Georgia, now First Union National Bank, from 1973 to 1987 as Vice
President in commercial and consumer lending.

MICHAEL T. O'DILLON, age 45, was one of three founding executive officers of SB-Bibb in 1988. He serves as Senior Vice President, Treasurer and Chief Financial Officer of SNB and Senior Vice President and Cashier of SB-Bibb. He was employed by Central Bank of Georgia, now First Union National Bank, from 1977 to 1987, where he served as Vice President and Corporate Secretary in charge of operations and financial reporting.


EXECUTIVE COMPENSATION


The following table sets forth the total annual compensation paid in each of the last three fiscal years to our chief executive officer and to any other executive officer of SNB or SNB's bank subsidiaries whose cash compensation during the last fiscal year exceeded $100,000.


                           SUMMARY COMPENSATION TABLE




                                                       Long Term
                                                      Compensation
                                                         Awards
                             Annual Compensation       ----------
                            ---------------------      Securities
Name &                                                 Underlying   All Other
Principal                                                Options   Compensation
Position             Year     Salary ($)(1)  Bonus($)(2) ( No.) (3)    ($)(4)
------------------------------------------------------------------------------

H. Averett Walker    1999       $143,356      $28,103       10,000     $21,360
President, Chief
Executive Officer &  1998        136,345       20,996            0      15,179
Director of SNB
and SB-Bibb          1997        129,799       15,767            0      11,721


Richard A.           1999        $92,045      $20,242        7,500      $7,736
Collinsworth
Executive Vice       1998         83,195       14,221            0      11,897
President of SNB
and SB-Bibb          1997         75,208        9,770            0       6,554


(1) Includes amounts deferred at the election of the executive officers into SB-Bibb's 401(K) Savings Incentive and Profit Sharing Plan as follows: Mr. Walker - $10,000 in 1999; $9,500 in 1998 and $9,450 in 1997; Mr.
Collinsworth - $5,659 in 1999; $9,500 in 1998 and $7,200 in 1997.

(2) Includes accrued amounts earned from SB-Bibb's Annual Cash Incentive Bonus Plan. Bonuses are distributed in January of the subsequent calendar year.

(3) Number of option shares granted during 1999 from the SNB Bancshares, Inc. 1999 Incentive Stock Option Plan.

(4) Includes cash director fees paid to Mr. Walker from SNB and SB-Bibb as follows: $8,700 in 1999; $5,500 in 1998 and $3,600 in 1997. Includes
discretionary and matching contributions to SB-Bibb's 401(K) Savings Incentive and Profit Sharing Plan as follows for: Mr. Walker - $12,660 in 1999, $9,679 in 1998 and $8,121 in 1997; Mr. Collinsworth - $7,736 in
1999, $11,897 in 1998 and $6,554 in 1997.

EXECUTIVE EMPLOYMENT AGREEMENT

On January 10, 1996, the Company entered into a letter agreement with H. Averett Walker ("Walker"), employing Walker as President and Chief Operating Officer of SNB and SB-Bibb for an initial annual base salary of $125,000 during 1996. The term of the agreement continues from and after the date commenced until terminated in accordance with the letter agreement. The base salary to be paid to Walker in future years is to be determined annually by the Personnel Committee of SB-Bibb's board of directors. The agreement calls for Walker's participation in the officers' annual cash incentive bonus plan and various other fringe benefits.

 On May 2, 1996, after approval of the SNB Bancshares, Inc., 1996
Incentive Stock Option Plan by our shareholders at the 1996 Annual
Meeting, Walker was granted incentive stock options to purchase up to 18,750 shares of SNB's Common Stock at a fair market value of $9.00 as determined by our board at the date of the grant. Both the number of shares and the purchase price have been adjusted to reflect subsequent stock splits. The options vest at the rate of 20% per year until fully vested five years after the grant date. Upon Walker's death or total disability, we are committed to pay any accrued but unpaid base salary, and all options granted as of the date of either death or total disability shall remain exercisable. If Walker's employment is terminated "for cause" (as defined), all payments and benefits under the letter agreement cease effective with the termination of employment, and all options which have not vested are forfeited. If we terminate Walker's employment without cause, he will continue to receive base salary and insurance benefits for six months, and vested options may be exercised within 30 days after the termination date.

Walker's letter agreement includes "change of control" provisions (as defined), whereby, if a change in control occurs or is proposed within the first six years of the agreement and Walker's employment is terminated within one year of such change of control, Walker will be entitled to one year of base salary, bonus compensation and insurance benefits, with all options becoming immediately exercisable. The agreement includes certain one-year restrictions on Walker concerning nondisclosure of proprietary information, and covenants not to compete or solicit our customers or employees.

There are no other compensatory plans, employment contracts or change in control arrangements with any other executive officers of SNB or our subsidiary banks which would result in any payments to said officers as a result of resignation, retirement or any other termination of such individual's employment with the Company or from a change in control of SNB or our subsidiary banks.

STOCK OPTION PLAN

All share data and exercise prices have been adjusted to give effect to our 100% stock split as of June 1, 1996, and our 25% stock split as of September 25, 1997.

			           In 1996, the board of directors adopted the
SNB Bancshares, Inc. 1996 Incentive Stock Option Plan, which was approved by the shareholders on May 2, 1996. This plan is intended to further the growth and development of the Company by encouraging our key officers to obtain a proprietary interest in SNB by purchasing its stock.

When the 1996 plan was adopted, 81,250 shares of SNB stock were reserved for issuance under the plan. The exercise price of each option is determined by the SNB board of directors at the time of the grant, although the exercise price for incentive stock options may not be less than 100% of the fair market value of the SNB stock as of the date of the grant. In May 1996, the SNB board of directors granted options from the 1996 plan to purchase 62,500 shares of SNB stock at the price of $9.00 to Mr. Walker and four other officers. No grants were made from the 1996 plan during 1997 or 1998. As of December 31, 1999, these 62,500 option shares of
SNB stock were all outstanding. No options have been exercised to date. At year-end, 50,000 of the option shares were vested and eligible to be exercised. These options vest at twenty percent per year over a five-year period, and are subject to an acceleration of vesting in the event of a "change in control" of SNB.

In 1999, the board of directors adopted the SNB Bancshares, Inc. 1999 Incentive Stock Option Plan, which was approved by the shareholders on April 29, 1999. When the 1999 plan was adopted, 125,000shares of SNB

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stock were reserved for issuance under the plan. The exercise price of each option is determined by the SNB board of directors at the time of the grant, although the exercise price for incentive stock options may not be less than 100% of the fair market value of the SNB stock as of the date of the grant. In May 1999, the SNB board of directors granted options from the 1999 plan to purchase 73,500 shares of SNB stock at the price of $18.50 to thirteen officers within the Company. In September 1999, the SNB board of directors also granted options from the 1999 plan to purchase 10,000 shares of SNB stock at the price of $17.94 to Mr. Walker. As of December 31, 1999, these 83,500 option shares of SNB stock were all outstanding. None of the options from the new 1999 plan are yet vested and eligible for exercise. All options granted from the 1999 plan have similar five year vesting periods and "change of control" acceleration clauses. No options have been exercised to date from either plan. No options from either plan have been repriced during the year.

The following table discloses option grants made to the named executive officers during 1999.

                 OPTION / SAR GRANTS IN LAST FISCAL YEAR

                Number of          Percent of
               Securities        Total Options/
               Underlying         SARS Granted       Exercise or
              Options/SARs        to Employees        Base Price    Expiration
Name          Granted (#)        in Fiscal Year      ($ / Share)        Date
-----------   -------------      -------------       -------------  ----------

H. Averett
Walker         10,000               11.98%              $17.94         9/16/09

Richard A.
Collinsworth    7,500                8.98%              $18.50         5/20/09



The following table summarizes the aggregate number of options exercised during 1999 by the SNB executive officers named in the Summary
Compensation Table, and the aggregated values of all options held by each of them as of March 15, 2000.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                 AND FISCAL YEAR-END OPTION VALUES







         Shares               Number of Securities
        Acquired             Underlying Unexercised      Value of Unexercised
           on     Value    Options at Fiscal Year End    In-the-Money Options
        Exercise Realized         (No.)               at Fiscal Year End ($)(1)
Name      (No.)  ($)(1)    Exercisable Unexercisable  Exercisable Unexercisable
-------------------------------------------------------------------------------

H. Averett
Walker       0      $0      11,250        17,500       $57,656      $38,438



Richard A.
Collins-
worth        0      $0       7,500        12,500       $38,438      $25,625

(1) This value is computed by subtracting the option exercise prices from the market price of the SNB stock on December 31, 1999 and multiplying that result by the applicable number of shares.


OTHER COMPENSATION AND BENEFIT PLANS

401(K) SAVINGS INCENTIVE AND PROFIT SHARING PLAN

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SB-Bibb has a 401(K) Savings Incentive and Profit Sharing Plan, which became effective as of January 1, 1990. The plan combines features whereby each participant may elect to defer certain portions of his salary into the program and receive credit for certain matching amounts from the Company and additionally to share in the accumulation of a profit sharing pool funded by the Company. Any employee who was employed by SB-Bibb on January 1, 1990 was eligible to participate in the plan at its inception. Subsequently employed persons become eligible after completing one year of service and attaining the age of 21. Effective January 1, 1999, the officers and employees of SB-Houston began to participate in the plan under the same terms as the SB-Bibb staff. The past service of the SB-Houston staff was counted toward meeting their eligibility requirements for participation.

The Company's annual amount of expense for contribution to the plan is calculated by first determining pre-tax adjusted operating earnings, defined as annual pre-tax operating earnings, less capital gains, plus capital losses. Our annual contribution is 10% of the pre-tax adjusted operating earnings, not to exceed 15% of annual eligible participating salaries, or such other maximum deductible amount as may be determined by Code Section 404 of the Internal Revenue Code of 1986, as amended. For years through 1999, total annual expense accrual has been allocated among elements of the plan in the following manner:

401(K) EXPENSE:
The Company contributes an amount to the 401(K) Plan which, when combined with employee salary deferrals, equals one half of the 15% of annual participating salaries in the plan. Our 401(K) contribution is allocated each year among the participants based on the amount of each participating employee's elected salary deferral as a percentage of total elected salary deferrals.

PROFIT SHARING EXPENSE:
The remaining one half of the 15% of annual participating salaries goes to the Profit Sharing Plan. This profit sharing contribution is allocated each year among the eligible employees' accounts in the Profit Sharing Plan based on the amount of each participating employee's salary as a percentage of eligible salaries.

CASH BONUS EXPENSE:     For any given year, if the sum of total
annual contribution to the plan and the amount of total employee 401(K) salary deferral contributions equals more than 15% of eligible participating salaries, then the amount in excess of 15% of eligible participating salaries is distributed as a cash bonus. Each participant shares in the cash bonus on a pro-rata basis according to the percentage of each eligible employee's salary to total eligible salaries. Employees who are not eligible to participate in the plan do not participate in the cash bonus, if any.

At a meeting of the SNB board of directors on December 17, 1998, our board empowered management to stop the practice of disbursing any
excess over the plan's 15% contribution limitations for any given year as	a
pro-rata cash bonus back to the plan participants. This change took effect on January 1, 1999. All other aspects of the plan are unchanged.

Based on these calculation methods, our total expense under the plan was $203,796 in 1999, $204,906 in 1998 and $185,436 in 1997. As of December
31, 1999, 99 employees were eligible to participate and 94 of them had chosen to participate in the plan. Executive officers Walker and Collinsworth are among the participants in the plan. Directors are not eligible to participate.


ANNUAL CASH INCENTIVE PLAN

All officers and full-time employees of SB-Bibb, except those on a separate commission program, have participated in an Annual Cash Incentive Plan since 1994. The plan is administered under the direction of the SB-Bibb Personnel Committee. Under the plan, annual goals are established each year based on performance factors such as earnings, asset quality, growth and achievement of specific goals from the Company's strategic plan and annual budget. Individual performance, separate from overall bank performance, can affect bonus amounts according to pre-established goals

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for each participant.  Executive officers have the opportunity to earn up to
40% of their base salaries. Non-executive officers participate in the plan up to maximums of from 20% to 30% of base salaries per scales set commensurate with position and responsibility. Full-time employees participate in the plan up to a maximum of 10% of base salaries based on the attainment of several overall profitability goals.

Effective January 1, 1999, SB-Houston introduced an Annual Cash
Incentive Plan under the administrative direction of its board of directors. Performance scales and bonus potentials are set in a manner similar to those at SB-Bibb.

Annual expense for the plan at SB-Bibb amounted to $232,951 in 1999, $175,603 in 1998 and $144,163 in 1997. Annual expense for the plan at SB-Houston amounted to $99,384 in 1999.

TRANSACTIONS WITH THE COMPANY

LOANS.   SNB's bank subsidiaries have loans outstanding to certain
members of SNB's directors, executive officers and principal shareholders, together with their immediate family members and the companies associated with them. In our opinion, these loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with SNB or our subsidiary banks, and did not involve more than the normal risk of collectibility or present other unfavorable features.

The aggregate balance of loans to this group was $8,670,807, or 31.6% of equity capital, as of December 31, 1999. The high aggregate indebtedness of this group for the year was also at December 31, 1999. The aggregate balance of loans as of December 31, 1998 was $5,958,016, or 23.2% of equity capital. The high aggregate indebtedness of this group for the year 1998 was $7,189,805 on October 31, 1998, or 27.7% of equity capital at that time. No debt to any single individual and related interests exceeded 10% of our equity capital at any time during 1999 or 1998. SNB's two subsidiary banks expect to have similar banking transactions in the future in the ordinary course of business with our directors, executive officers, principal stockholders and their related interests.


OTHER TRANSACTIONS.    During 1999, SB-Houston contracted with Chris R.
Sheridan & Company, of which SB-Bibb County director Chris R. Sheridan is a principal, for the construction of a branch located at 119 Houston Lake Road in Warner Robins, Georgia. Chris R. Sheridan & Company was the successful bidder and was awarded the contract at the price of $649,400.
The branch will be managed as an office of SB-Houston. The architectural firm employed by SB-Houston reviewed the contract with Chris R. Sheridan
& Company to confirm the reasonableness of the price.

During 1998, SB-Bibb contracted with Chris R. Sheridan & Company for the construction of a branch located at 4315 Hartley Bridge Road in Macon, Georgia. The total compensation paid to Chris R. Sheridan & Company was $583,686. Chris R. Sheridan & Company subcontracted a portion of the work to Whiteway Development Corporation, of which SNB and SB-Bibb director Alford C. Bridges is a principal. Whiteway Development Corporation was paid $96,790 pursuant to that subcontract. The architectural firm employed by SB-Bibb reviewed the contract with Chris R. Sheridan &
Company to confirm the reasonableness of the price.

Other than these transactions, during the last two years there were no transactions with SNB or any of our subsidiaries in which the amount involved exceeded $60,000 and in which any of our directors or executive officers, any nominee for election as a director, any principal stockholder, or any member of the immediate family of any of them had a direct or indirect material interest.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and persons who own more than ten percent of our stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Common Stock of SNB held by such persons on

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

such persons on Forms 3, 4 and 5. These persons are also required to furnish us with copies of all forms they file under this regulation.


To our knowledge, based solely on our review of copies of such forms received by us, and certain written representations from reporting persons that no other reports were required, we believe that during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were met on a timely basis with the following exceptions.

Directors Griffith and Ham filed one Form 4 late reporting one transaction each. Director Stalnaker filed one Form 4 late reporting two transactions, director Beckham filed one Form 4 late with four transactions reported, and director Larry Walker filed one Form 4 late reporting seven transactions.

                       INDEPENDENT ACCOUNTANTS

The board of directors of SNB has appointed the firm of McNair, McLemore, Middlebrooks & Co., LLP, Macon, Georgia, to continue as independent accountants of SNB and its subsidiaries for the year ending December 31, 2000. McNair, McLemore, Middlebrooks & Co., LLP has served as independent accountants since our inception and we consider them to be well qualified. Representatives of that firm will be present at the Annual Meeting. They will be available to answer your questions at that time.

                SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

We must receive shareholder proposals intended for presentment at our 2001 Annual Meeting of Shareholders by no later than November 29, 2000 in order to be included in our proxy statement and related proxy materials for that meeting. Any notice of a shareholder proposal not received by us on or before February 12, 2001 will not be considered timely and will not be submitted to shareholders at the 2001 Annual Meeting.

      OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

Our board of directors knows of no matters other than those referred to in the accompanying Notice of the Annual Meeting of Shareholders that may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of SNB.

                            ANNUAL REPORT

A copy of our 1999 Annual Report, which contains audited financial statements and footnote disclosures, is being mailed to each shareholder of record together with these proxy materials. The 1999 Annual Report is not a part of our soliciting materials.

UPON WRITTEN REQUEST, A COPY OF OUR MOST RECENT ANNUAL
REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL
STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AS
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SHALL
BE FURNISHED TO SHAREHOLDERS WITHOUT CHARGE.  PLEASE
DIRECT YOUR WRITTEN REQUEST TO: MICHAEL T. O'DILLON, SNB
BANCSHARES, INC., P. O. BOX 4748, MACON, GEORGIA 31208.

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